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															Exhibit 99
MORTGAGE AND OTHER NOTES PAYABLE (a)
INCLUDING WEIGHTED AVERAGE INTEREST RATES AT JUNE 30, 2009
(in millions of dollars, amounts may not add due to rounding)

			Beneficial	Effective		LIBOR
		100%	Interest	Rate		Rate	Principal Amortization and Debt Maturities
		6/30/09	6/30/09	6/30/09	(b)	Spread	2009	2010	2011	2012	2013	2014	2015	2016	2017	Total
Consolidated Fixed Rate Debt:
Beverly Center		331.1	331.1	5.28%			2.7	5.7	6.0	6.3	6.6	303.8				331.1
Cherry Creek Shopping Center	50.00%	280.0	140.0	5.24%										140.0		140.0
Great Lakes Crossing		136.5	136.5	5.25%			1.4	2.9	3.0	3.2	126.0					136.5
MacArthur Center	95.00%	130.9	124.4	6.93%	(c)		1.5	122.9								124.4
Northlake Mall		215.5	215.5	5.41%										215.5		215.5
Regency Square		74.8	74.8	6.75%			0.7	1.4	72.8							74.8
Stony Point Fashion Park		108.1	108.1	6.24%			0.7	1.8	1.9	2.0	2.1	99.7				108.1
The Mall at Short Hills		540.0	540.0	5.47%									540.0			540.0
The Mall at Wellington Green	90.00%	200.0	180.0	5.44%									180.0			180.0
The Pier Shops at Caesars	77.50%	135.0	104.6	6.01%											104.6	104.6
Total Consolidated Fixed		2,151.9	1,955.0				6.9	134.6	83.7	11.4	134.8	403.5	720.0	355.5	104.6	1,955.0
Weighted Rate		5.59%	5.61%				5.87%	6.82%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%

Consolidated Floating Rate Debt:
International Plaza	50.10%	325.0	162.8	5.01%	(d)				162.8	(e)						162.8
The Mall at Partridge Creek (f)		73.7	73.7	1.47%	(g)	1.15%		73.7								73.7
Other (h)		0.1	0.1	3.25%			0.1									0.1
TRG Revolving Credit		4.2	4.2	1.28%	(i)				4.2							4.2
TRG $550M Revolving Credit Facility:
Dolphin Mall (j)		124.0	124.0	1.02%	(g)	0.70%			124.0	(k)						124.0
Fairlane Town Center (j)		80.0	80.0	1.02%	(g)	0.70%			80.0	(k)						80.0
Twelve Oaks Mall (j)		0.0	0.0		(g)	0.70%			0.0	(k)						0.0
Total Consolidated Floating		607.0	444.8				0.1	73.7	371.1	0.0	0.0	0.0	0.0	0.0	0.0	444.8
Weighted Rate		3.21%	2.56%				3.25%	1.47%	2.77%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Consolidated		2,758.9	2,399.8				7.0	208.3	454.7	11.4	134.8	403.5	720.0	355.5	104.6	2,399.8
Weighted Rate		5.07%	5.04%				5.85%	4.93%	3.47%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%

Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	133.1	66.6	7.90%			0.5	66.0								66.6
The Mall at Millenia	50.00%	206.9	103.4	5.46%			0.7	1.5	1.6	1.6	98.1					103.4
Sunvalley	50.00%	122.6	61.3	5.67%			0.6	1.2	1.3	58.2						61.3
Waterside Shops	25.00%	165.0	41.3	5.54%										41.3		41.3
Westfarms	78.94%	190.5	150.4	6.10%			1.4	2.9	3.1	142.9						150.4
Total Joint Venture Fixed		818.0	422.9				3.2	71.7	6.0	202.7	98.1	0.0	0.0	41.3	0.0	422.9
Weighted Rate		6.05%	6.11%				6.17%	7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%

Joint Ventures Floating Rate Debt:
Fair Oaks	50.00%	250.0	125.0	4.22%	(l)				125.0	(e)						125.0
Taubman Land Associates	50.00%	30.0	15.0	5.95%	(m)					15.0						15.0
Other (h)		0.4	0.3	3.25%			0.1	0.1								0.3
Total Joint Venture Floating		280.4	140.3				0.1	0.1	125.0	15.0	0.0	0.0	0.0	0.0	0.0	140.3
Weighted Rate		4.40%	4.40%				3.25%	3.25%	4.22%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Joint Venture		1,098.4	563.1				3.3	71.8	131.0	217.7	98.1	0.0	0.0	41.3	0.0	563.1
Weighted Rate		5.63%	5.68%				6.05%	7.73%	4.29%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%

TRG Beneficial Interest Totals:
Fixed Rate Debt		2,969.9	2,377.9				10.1	206.3	89.7	214.1	232.9	403.5	720.0	396.8	104.6	2,377.9
		5.72%	5.70%				5.97%	7.14%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%
Floating Rate Debt		887.4	585.0				0.2	73.8	496.1	15.0	0.0	0.0	0.0	0.0	0.0	585.0
		3.59%	3.00%				3.25%	1.47%	3.14%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%
Total		3,857.3	2,963.0				10.3	280.1	585.7	229.1	232.9	403.5	720.0	396.8	104.6	2,963.0
		5.23%	5.17%				5.91%	5.64%	3.66%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%

			Average Maturity Fixed Debt				5
			Average Maturity Total Debt				4

(a)	All debt is secured and non-recourse to TRG unless otherwise indicated.
(b)
Includes the impact of interest rate swaps, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt, or interest rate cap premiums.

(c)						Debt includes $0.9 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 7.59% to an effective rate of 6.93%.
(d)	Debt is swapped to an effective rate of 5.01% until maturity.
(e)	Two one year extension options available.
(f)	TRG has guaranteed certain obligations of Partridge Creek.
(g)	The debt is floating month to month at LIBOR plus spread.
(h) Debt is unsecured.
(i)	$40 million available; rate floats daily.
(j)						TRG revolving credit facility of $550 million. Dolphin, Fairlane and Twelve Oaks are the direct borrowers under this facility. Debt is guaranteed by TRG.
(k)	One year extension option available.
(l)	Debt is swapped to an effective rate of 4.22% until maturity.
(m)	Debt is swapped to an effective rate of 5.95% until maturity.